NEWS                                    RE:  FARO Technologies, Inc.
BULLETIN
[GRAPHIC OMITTED]                            125 Technology Park
                                             Lake Mary, FL  32746
                                             (NASDAQ:  FARO)
--------------------------------------------------------------------------------

FOR FURTHER INFORMATION:

Greg Fraser, Executive VP
(407) 333-9911

               FARO TECHNOLOGIES REPORTS DELAYED FORM 10-K FILING

         LAKE MARY, Fla., March 15, 2006 - FARO Technologies, Inc. (Nasdaq:
FARO) today announced that as a result of an internal review conducted by the Company, the Company recently learned of suspicious payments in connection with foreign sales activities in China. As a consequence, the Company is conducting an internal investigation to determine the extent of any improper payments and possible deficiencies in its books and records and internal controls with respect to operations in China and the Asia/Pacific region, in possible violation of the anti-bribery, books and records and internal controls provisions of the Foreign Corrupt Practices Act.

         The Company voluntarily has notified the Securities and Exchange Commission ("SEC") and the Department of Justice ("DOJ") of this matter. The Company has provided information to the SEC and DOJ with regard to this internal investigation and is cooperating with the SEC and DOJ.

         Because this internal investigation is currently ongoing, the Company's filing of its Form 10-K for the year ended December 31, 2005 with the SEC will be delayed beyond the filing deadline of March 15, 2006. Based on current information, it is not possible to predict at this time when the Company will file its Annual Report on Form 10-K, when these matters will be resolved, what the outcome will be, what sanctions, if any, will be imposed, or the effect that such matters may ultimately have on the Company or its consolidated financial statements.

         "FARO is working diligently to complete its internal investigation and to file its Annual Report on Form 10-K as soon as possible," said Simon Raab and Jay Freeland, the Company's Co-Chief Executive Officers. "Improper payments or other violations of law will not be tolerated, and FARO intends to cooperate with the DOJ and SEC so this matter can be resolved as quickly as possible."


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         For the years ended December 31, 2005 and 2004, the Company's sales in
China were approximately $9.0 and $4.2 million, respectively, or 7.1 percent and
4.3 percent of the Company's consolidated sales, respectively.

Outlook for 2006

         In light of these developments, the Company believes that it is prudent at this time to withdraw its previous guidance for its 2006 financial targets that it released in February 2006. The Company intends to provide updated guidance for 2006 when it is able to do so.

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         This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as "may," "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "will," "should," "could," "projects," "forecast," "target," "goal," and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

         Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

                o The inability for the Company to complete its internal investigation in a timely fashion;
                o The expense related to the Company's internal investigation;
                o The Company's inability to conduct its business at full capacity while cooperating with potential investigations from the SEC and/or the DOJ;
                o The outcome if any from a possible inquiry from the SEC or DOJ; and
                o The other risks detailed in the Company's Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

Forward-looking statements in this release represent the Company's judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO
With more than 9,100 installations and 4,100 customers globally, FARO Technologies, Inc. and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company's products allow manufacturers to perform 3-D inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO's worldwide customer base. Principal products include the FARO TrackArm; FARO Laser ScanArm; FARO Laser Scanner LS; FARO Gage and Gage- PLUS; Platinum, Digital Template, Titanium, Advantage FaroArms; the FARO Laser Tracker X and Xi; and the CAM2 family of advanced CAD-based measurement and reporting software.


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